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                                                               EXHIBIT 23.02



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 6, 1995 (except with respect to the matter discussed in Note 17, as to which the date is March 14, 1995), included (or incorporated by reference), in the WMX Technologies, Inc. Form 10-K for the year ended December 31, 1994.



                              ARTHUR ANDERSEN LLP


Chicago, Illinois
November 17, 1995